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                                                                   Exhibit 23.10

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption (( Experts )) and to the use of our report dated October 30, 2000 relating to the combined financial statements of Eureka Global Teleconferencing Services GmbH and Telechoice Deutschland Gmbh, which appears in the proxy Statement/Prospectus that is included in and made a part of the Registration Statement (Form F-4) of Genesys S.A. for the registration of its ordinary shares.

FrankfurtMain, February 12, 2001

/s/ Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschafsprufunggsgsellschaft

P. Fuss                 N. Devin
Wirtschaftsprufer       Wirtschaftsprufer